UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026

INVESCO GALAXY SOLANA ETF

(Exact name of registrant as specified in its charter)

Delaware	001-43001	93-6866177
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Invesco Capital Management LLC
3500 Lacey Road, Suite 700
Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(800) 983-0903

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	QSOL	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Master Loan Agreement

On November 5, 2026, the Invesco Galaxy Solana ETF (the “Trust”) entered into a Master Loan Agreement (the “Agreement”) with Coinbase Credit, Inc., a Delaware corporation (“Coinbase Credit” or the “Lender”) and Coinbase, Inc., a Delaware corporation (“Coinbase”, acting in its principal capacity and as agent for each of its affiliates). The Agreement provides for a multiple-draw secured digital asset borrowing facility with no fixed aggregate cap on the amount that can be borrowed. Pursuant to the Agreement, the parties may enter into separate loan transactions (each, a “Loan”) whereby the Lender may, from time to time, lend to the Trust (i) specified quantities of digital assets or (ii) cash (collectively, “Loaned Assets”), which will be secured by a continuing first-priority security interest in collateral that the Trust pledges in favor of the Lender that will be held in a collateral account at Coinbase.

Each Loan will be documented by a written confirmation that sets forth, among other matters, the principal amount, asset type, commencement date, loan-fee rate and any other mutually agreed terms. A “Loan Fee” will accrue daily at the annual rate specified for the relevant Loan and be payable monthly. If the Trust fails to redeliver the Loaned Assets when due, a late fee shall accrue on the overdue amount until it is satisfied in full (provided no notice of termination has been given). Each Loan will terminate on the date specified in the applicable confirmation. In addition, the Trust may terminate a Loan on any calendar day by giving notice to the Lender and transferring all of the Loaned Assets to the Lender before the close of business on that day.

Upon the occurrence of certain events of default identified under the Agreement, the non-defaulting party shall be entitled to terminate all outstanding Loans and exercise all rights available to it under any agreement or applicable law. The Agreement also includes representations, warranties, covenants, events of default, and other customary provisions for a multiple-draw secured digital-asset borrowing facility of this type.

The foregoing description of the Agreement, together with the description above of certain terms of the Agreement, is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.12 and is hereby incorporated herein by reference.

Invesco Capital Management LLC (the “Sponsor”), the sponsor of the Trust, anticipates utilizing the Loans to facilitate the Trust’s SOL staking activities as soon as practicable.

Digital Asset Custody Agreement

On November 6, 2026, the Trust entered into a digital assets custody agreement (the “DAC Agreement”, and together with the prime brokerage and custody agreement with Coinbase Custody Trust Company, LLC (“Coinbase”) where the context may require, the “Solana Custody Agreements”) with The Bank of New York Mellon, a bank organized under the laws of the state of New York (“BNYM”, and together with Coinbase, where the context may require, the “Solana Custodians”). Pursuant to the DAC Agreement, BNYM will establish and maintain one or more segregated custody accounts, controlled and secured by BNYM, on its books for the receipt, safekeeping, and maintenance of the Trust’s SOL holdings. The DAC Agreement requires the Trust to indemnify BNYM and certain of its affiliates and service providers against certain losses, costs, expenses, damages and liabilities incurred by BNYM arising out of or relating to BNYM’s performance under the DAC Agreement, except to the extent resulting from BNYM’s failure to perform its obligations in accordance with standard of care set forth in the DAC Agreement. The DAC Agreement also requires

BNYM to maintain reasonable insurance policies and coverage. The DAC Agreement commenced on November 6, 2026, and will continue for an initial five (5) year term, unless earlier terminated in accordance with the terms of the DAC Agreement. After the initial term, the DAC Agreement will automatically renew for successive one year renewal terms, as established in the DAC Agreement, unless either party notifies the other of its intention not to renew with prior notice.

The Sponsor anticipates utilizing the custodial services of each of Coinbase and BNYM to provide custodial services for the Trust’s SOL. The Trust’s existing custody arrangement with Coinbase is unaffected by the entry into the DAC Agreement.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K (the “Report”) includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical facts included in this Report may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Trust undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this Report.

Item 9.01	Financial Statements and Exhibits

10.12	Coinbase Master Loan Agreement, dated as of November 5, 2026.

10.13	BNYM Digital Assets Custody Agreement, dated as of November 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Galaxy Solana ETF

By:	Invesco Capital Management LLC, its Sponsor

	By:	/s/ Adam Henkel
Name: Adam Henkel
Date: November 12, 2026
Title: Secretary